                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

--------------------------------------------------------------------------------

                              VAIL RESORTS, INC.

               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                   [LETTERHEAD OF VAIL RESORTS APPEARS HERE]

                                                               November 10, 1999


Dear Shareholder:

  You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Vail Resorts, Inc., which will be held at 10:00 a.m., Eastern Standard Time, on Tuesday, December 14, 1999 at the W New York Hotel, 541 Lexington Avenue, New York, New York 10022.

  The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which the business and operations of our Company will also be reviewed. If you plan to attend, please check the box provided on the proxy card.

  Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card, so that your shares will be represented and voted at the Annual Meeting.

                                         Sincerely,

                                         /s/ Adam M. Aron

                                         Adam M. Aron
                                         Chairman and Chief Executive Officer

                              VAIL RESORTS, INC.

          137 Benchmark Road                      P.O. Box 7
         Avon, Colorado 81620                   Vail, Colorado 81658

                               ----------------

               NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                                                              November 10, 1999

To our Shareholders:

  The Annual Meeting of Shareholders of Vail Resorts, Inc., a Delaware corporation, will be held on Tuesday, December 14, 1999 at 10:00 a.m., Eastern Standard Time, at the W New York Hotel, 541 Lexington Avenue, New York, New York 10022, to:

     (1) Elect nine Class 1 Directors and eight Class 2 Directors;

     (2) Approve the Vail Resorts, Inc. 1999 Long Term Incentive and Share Award Plan;

     (3) Ratify the appointment of Arthur Andersen LLP as independent public accountants; and

     (4) Transact such other business as may properly come before the meeting.

  The record date for the determination of the shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof is the close of business on November 1, 1999.

  A copy of the Company's Annual Report to shareholders for the fiscal year ended July 31, 1999 is enclosed.

  A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the offices of the Company's Transfer Agent and Registrar, Norwest Bank Minnesota, N.A., 161 North Concord Exchange, St. Paul, Minnesota 55075-0738, during ordinary business hours for ten days prior to the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Martha D. Rehm

                                          Martha D. Rehm
                                          Senior Vice President,
                                          General Counsel and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND
 RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. THIS WILL NOT LIMIT
                 YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                              VAIL RESORTS, INC.

          137 Benchmark Road                      P.O. Box 7
         Avon, Colorado 81620                   Vail, Colorado 81658

                               ----------------

                         PROXY STATEMENT FOR THE 1999
                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                    SOLICITATION AND REVOCATION OF PROXIES

  The accompanying proxy, being mailed to shareholders on or about November 10, 1999, is solicited by the Board of Directors of Vail Resorts, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, December 14, 1999. In case the Meeting is adjourned, the proxy will be used at any adjournments thereof. If a proxy is received before the Meeting, the shares represented by it will be voted unless the proxy is revoked by written notice to the Secretary of the Company prior to the Meeting or by voting in person by ballot at the Meeting. If matters other than those specifically set forth in the accompanying Notice of Annual Meeting are presented at the Meeting for action, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment.

  Holders of record of Common Stock and Class A Common Stock of the Company as of the close of business on November 1, 1999 will be entitled to vote at the Meeting. On such date there were outstanding and entitled to vote
27,137,285 shares of Common Stock of the Company and 7,439,834 shares of Class A Common Stock of the Company, each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. Pursuant to the Company's Restated Certificate of Incorporation (the "Charter"), Class 1 directors of the Company are elected by a majority vote of the holders of Class A Common Stock and Class 2 directors are elected by a majority vote of the holders of the Common Stock. All other items to be voted on at the Meeting require the affirmative vote of the holders of a majority of the shares of Common Stock and Class A Common Stock taken together represented in person or by proxy and entitled to vote on the item for approval. The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock entitled to vote shall constitute a quorum for the transaction of business. Abstentions (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters and will have the effect of a negative vote.

  The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, by employees of the Company. The Company may reimburse brokers holding Common Stock or Class A Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

                       PROPOSAL 1. ELECTION OF DIRECTORS

  The Charter and the bylaws of the Company provide that two-thirds of the Board of Directors of the Company shall be comprised of Class 1 directors and one-third shall be comprised of Class 2 directors, with each director serving a one-year term. Pursuant to the Company's Charter, Class 1 directors will be elected by the affirmative vote of a majority of the shares of Class A Common Stock and Class 2 directors will be elected by the affirmative vote of a majority of the shares of Common Stock. Currently, the Board of Directors is comprised of seventeen members, nine of which are Class 1 directors and eight of which are Class 2 directors. At the Meeting, nine Class 1 directors will be elected by the Class A Common Stock holders and eight Class 2 directors will be elected by the Common Stock holders. Pursuant to the Company's Charter and bylaws, the holders of Class A Common Stock have the ability in the future to increase the number of Class 1 directors or to decrease the number of Class 2 directors so that the respective two-thirds and one-third representation on the Board of Directors is preserved.

  Apollo Ski Partners, L.P. ("Apollo Ski Partners") owns substantially all of the Class A Common Stock of the Company and, consequently, Apollo Ski Partners has the ability to elect all of the Class 1 directors.

  The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of Messrs. Black, Cogut, Daly, Katz, Mack, Ressler, Rowan, Ryan and Spector as Class 1 directors and FOR the election of Messrs. Aron, Biondi, Hilbert, Lee, Micheletto, Sorte, Stiritz and Tisch as Class 2 directors.

                     INFORMATION WITH RESPECT TO NOMINEES

  The following sets forth the name and age of each nominee, each of whom is currently a member of the Board of Directors; all other positions and offices, if any, now held by him with the Company and his principal occupation during the last five years.

Nominees for Class 1 Directors

  Leon D. Black, 48, was appointed a director of the Company in October 1992. Mr. Black is one of the founding principals of Apollo Advisors, L.P. ("Apollo Advisors"), which was established in August 1990, and which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, L.P. ("Apollo Fund"), AIF II, L.P., Apollo Investment Fund III, L.P. and Apollo Investment Fund IV, L.P., private securities investment funds, of Apollo Real Estate Advisors, L.P. ("AREA") which, together with an affiliate, acts as managing general partner of the Apollo real estate investment funds and of Lion Advisors, L.P. ("Lion Advisors"), which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Black is also a director of Converse, Inc., Samsonite Corporation, Telemundo Group, Inc., United Rentals, Inc. and Sequa Corporation. Mr. Black is Mr. Ressler's brother-in-law.

  Craig M. Cogut, 46, was appointed a director of the Company in October 1992. Mr. Cogut is currently a senior principal of Pegasus Investors, L.P., which acts as a managing general partner of private securities investment funds. Prior thereto he was one of the founding principals of Apollo Advisors and of Lion Advisors.

  Andrew P. Daly, 53, was appointed a director of the Company in June 1996. Mr. Daly became President of Vail Associates, Inc. ("Vail Associates") in 1992 and President of the Company in 1996. He joined Vail Associates in 1989 as Executive Vice President and President of Beaver Creek Resort Company. Prior to joining Vail Associates, Mr. Daly owned and was President of Lake Eldora Ski Corporation, which operated the Eldora Mountain Resort ski area. From 1982 to 1987, Mr. Daly was Chief Executive Officer of Copper Mountain Resort, where he held several positions from 1972 to 1982.

  Robert A. Katz, 32, was appointed a director of the Company in June 1996. Mr. Katz is a principal of Apollo Advisors and Lion Advisors, with which he has been associated since 1990. Mr. Katz is also a director of Aris Industries, Inc., Clark Retail Group, Inc. and Quality Distribution, Inc.

  William L. Mack, 59, was appointed a director of the Company in January 1993. Since 1963, Mr. Mack has been the President and Senior Managing Partner of The Mack Organization, an owner and developer of and investor in office and industrial buildings and other commercial properties principally in the New York/New Jersey metropolitan area as well as throughout the United States. Mr. Mack is Founder and Managing Partner of The Apollo Real Estate Investment Funds. Mr. Mack is Chairman of the Board of Metropolis Realty Trust, Inc. and also serves as a director of the Bear Stearns Companies, Inc., Koger Equity, Inc. and the Mack-Cali Realty Corp.

  Antony P. Ressler, 39, was appointed a director of the Company in October 1992. Mr. Ressler is one of the founding principals of Apollo Advisors, Lion Advisors and Aris Management. Mr. Ressler is also a director of Allied Waste Industries, Inc., Berlitz International, Inc. and Prandium, Inc. He is also a member of the Executive Committee of the Board of Directors of LEARN, the largest public school reform movement in the U.S., and of the Jonsson Comprehensive Cancer Center at the UCLA Medical Center. Mr. Ressler is Mr. Black's brother-in-law.

  Marc J. Rowan, 37, was appointed a director of the Company in October 1992. Mr. Rowan is one of the founding principals of Apollo Advisors and of Lion Advisors. Mr. Rowan is also a director of NRT, Incorporated, Quality Distribution, Inc., Samsonite Corporation and Wyndham International, Inc.

  John J. Ryan III, 72, was appointed a director of the Company in January 1995. Mr. Ryan has been a financial advisor based in Geneva, Switzerland since 1972. Mr. Ryan is a director of Artemis S.A. and Financiere Pinault S.A., private holding companies in Paris, France. He is a director of Evergreen Resources Inc., a publicly held oil and gas exploration company. Mr. Ryan is President of J.J. Ryan & Sons, a closely held textile trading corporation in Greenville, South Carolina.

  Bruce H. Spector, 57, was appointed a director of the Company in January 1995. Mr. Spector has been a consultant to Apollo Advisors since 1992 and since 1995 has been a principal in Apollo Advisors. Prior to October 1992, Mr. Spector, a reorganization attorney, was a member of the Los Angeles law firm of Stutman Triester and Glatt. Mr. Spector is also a director of Telemundo Group, Inc. and Metropolis Realty Trust, Inc.

Nominees for Class 2 Directors

  Adam M. Aron, 45, was appointed the Chairman of the Board and Chief Executive Officer of the Company in July 1996. Prior to joining the Company, Mr. Aron served as President and Chief Executive Officer of Norwegian Cruise Line Ltd. from July 1993 until July 1996. From November 1990 until July 1993, Mr. Aron served as Senior Vice President of Marketing for United Airlines. From 1987 to 1990, Mr. Aron served as Senior Vice President of Marketing for the Hyatt Hotels Corporation. Mr. Aron is also a director of Signature Resorts, Inc., Crestline Capital Corporation and Florsheim Group, Inc.

  Frank J. Biondi, 54, was appointed a director of the Company in July 1996. Mr. Biondi currently is Chairman and Chief Executive Officer of Biondi Reiss Capital Management and previously served as Chairman and Chief Executive Officer of Universal Studios Inc. from April 1996 through November 1998. Mr. Biondi served as President and Chief Executive Officer of Viacom, Inc., from July 1987 to January 1996. He has also held executive positions with The CocaCola Company, Home Box Office Inc, and Time Inc. Mr. Biondi currently is a director of Leake and Watts Services, The Museum of Television and Radio, The Bank of New York and About.com.

  Stephen C. Hilbert, 53, was appointed a director of the Company in December 1995. Mr. Hilbert founded Conseco, Inc. in 1979 and serves as its Chairman, President and Chief Executive Officer. Conseco, Inc. is a financial services holding company based in Carmel, Indiana which owns and operates life insurance companies and provides investment management, administrative and other fee-based services. Mr. Hilbert serves as a director of the Indiana State University Foundation and the Indianapolis Convention and Visitor's Association.

He also serves on the Board of Trustees of both the Indianapolis Parks Foundation and the U.S. Ski Team Foundation, as a Trustee of the Central Indiana Council on Aging Foundation, and as a director of both the Indianapolis Zoo and the St. Vincent Hospital Foundation.

  Thomas H. Lee, 55, was appointed a director of the Company in January 1993. Mr. Lee founded Thomas H. Lee Company in 1974 and since that time has served as its President. The Thomas H. Lee Company and the funds which it advises invest in friendly leveraged acquisitions and recapitalizations. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank's high technology lending group from 1968 to 1974 and became a Vice President in 1973. Prior to 1966, Mr. Lee was a Securities Analyst in the institutional research department of L.F. Rothschild in New York. Mr. Lee serves as a director of Finlay Enterprises, Inc., First Security Services Corporation, Livent, Inc., Metris Companies, Inc., Miller Import Corporation, Safelite Glass Corporation and Wyndham International, Inc.

  Joe R. Micheletto, 63, was appointed a director of the Company in February 1997. Mr. Micheletto has been Chief Executive Officer and President of Ralcorp Holdings, Inc. ("Ralcorp") since September 1996 and was Co-Chief Executive Officer and Chief Financial Officer of Ralcorp from January 1994 to September 1996. From 1985 to 1994, he served as Vice President and Controller of Ralston Purina Company. From 1991 to 1997, Mr. Micheletto served as Chief Executive Officer of Ralston Resorts, Inc. Mr. Micheletto also serves as a director of Agribrands International, Inc. and Ralcorp.

  John F. Sorte, 52, was appointed a director of the Company in January 1993. Mr. Sorte has been President of New Street Advisors L.P., a merchant bank, and of New Street Investments L.P., its broker-dealer affiliate, since he co-founded both companies in March 1994. From 1992 to March 1994, Mr. Sorte was President and Chief Executive Officer of New Street Capital Corporation, a merchant banking firm. Mr. Sorte is also a director of WestPoint Stevens, Inc. and serves as Chairman of the Board of Directors of The New York Media Group, Inc.

  William P. Stiritz, 65, was appointed a director of the Company in February 1997. Mr. Stiritz became Chairman, CEO and President of Agribrands International, Inc. in April 1998. He also serves as Chairman of Ralston Purina Company and, separately, as Chairman of Ralcorp. Mr. Stiritz also is a director of the following companies: Agribrands International, Inc., American Freightways, Angelica Corporation, Ball Corporation, May Department Stores Company, Ralcorp, Ralston Purina Company and Reinsurance Group of America, Incorporated.

  James S. Tisch, 46, was appointed a director of the Company in January 1995. Mr. Tisch is President and Chief Executive Officer of Loews Corporation ("Loews"). From October 1994 to December 1998 he served as President and Chief Operating Officer of Loews and, since October 1994, he has served on the Management Committee of Loews. Mr. Tisch has been with Loews since 1977. Mr. Tisch has served as Chief Executive Officer of Diamond Offshore Drilling, Inc. since March 1998 and, from June 1986 to October 1994, he served as Executive Vice President of that company. Mr. Tisch is a member of the Board of Directors of CNA Financial Corporation. He is also Chairman of the Federation Employment and Guidance Service, a member of the Board of Directors of UJA-Federation of New York, and a Trustee of The Mount Sinai Medical Center.

Vote Required for Approval

  The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock is required to elect the Class 1 Directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to elect the Class 2 Directors. Apollo Ski Partners owns substantially all of the Class A Common Stock and, consequently, Apollo Ski Partners has the ability to elect all of the Class 1 directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MESSRS. BLACK, COGUT, DALY, KATZ, MACK, RESSLER, ROWAN, RYAN AND SPECTOR AS CLASS 1 DIRECTORS AND "FOR" THE ELECTION OF MESSRS. ARON, BIONDI, HILBERT, LEE MICHELETTO, SORTE, STIRITZ AND TISCH AS CLASS 2 DIRECTORS.

Executive Officers

  The following table sets forth the executive officers of the Company and its primary subsidiaries as of the date hereof:

          Name                                        Position
          ----                                        --------
Adam M. Aron............ Chairman of the Board of Directors and Chief Executive Officer
Roger T. Beck........... Senior Vice President, Vail Resorts Development Company
Andrew P. Daly.......... President and Director
James P. Donohue........ Senior Vice President and Chief Financial Officer
John McD. Garnsey....... Senior Vice President and Chief Operating Officer for Beaver Creek
William A. Jensen....... Senior Vice President and Chief Operating Officer for Vail
Bruce W. Mainzer........ Senior Vice President of Marketing and Sales
James S. Mandel......... Senior Vice President, Vail Resorts Development Company
Martha D. Rehm.......... Senior Vice President, General Counsel and Secretary
John W. Rutter.......... Senior Vice President and Chief Operating Officer for Keystone
Paul A. Testwuide....... Senior Vice President of Resort Projects for Vail
James P. Thompson....... President, Vail Resorts Development Company
Porter Wharton III...... Senior Vice President of Public Affairs

  For biographical information about Messrs. Aron and Daly see "Information With Respect to Nominees."

  Roger T. Beck, 49, became Senior Vice President of Vail Resorts Development Company in April 1999. Prior to accepting this position, he served as Vice President and General Manager of Summit County for Vail Resorts Development Company from June 1997 to April 1999. Mr. Beck served as President of the Semiahmoo Company from 1989 to 1997, and he served as Vice President of Marketing and Operations of that company from 1984 to 1989. In addition, Mr. Beck has held various positions in the resort industry since he began his career over 25 years ago.

  James P. Donohue, 59, became Senior Vice President and Chief Financial Officer of the Company in October 1996. From 1991 to October 1996, Mr. Donohue served as Senior Vice President and Chief Financial Officer of Fibreboard Corporation, a manufacturer and distributor of building products, which also owned and operated three ski resorts located in California. Prior to 1991, Mr. Donohue was an Executive Vice President of Continental Illinois Bank, N.A.

  John McD. Garnsey, 49, joined the Company in May 1999 as Senior Vice President and Chief Operating Officer for Beaver Creek. Mr. Garnsey served as President of the Vail Valley Foundation from 1991 through April 1999 and as Vice President from 1983 to 1991. Mr. Garnsey is also a director of the Vail Valley Foundation, Bravo!Colorado, the Vilar Center for the Performing Arts at Beaver Creek, Vail Valley Tourism and Convention Bureau and Ski Club Vail. In addition, Mr. Garnsey was President of the Organizing Committee for the 1999 World Alpine Ski Championships.

  William A. Jensen, 47, joined Breckenridge as Senior Vice President and Chief Operating Officer in May 1997 and was appointed Chief Operating Officer for Vail in May 1999. Mr. Jensen was President of the Fibreboard Resort Group from 1991 to 1996. He was Vice President of Sunday River Ski Resort from 1989 to 1991 and, from 1983 to 1989, Mr. Jensen was Vice President of Kassbohrer of North America, a grooming vehicle manufacturer.

  Bruce W Mainzer, 47, joined the Company in June 1997 as Senior Vice President of Marketing and was named Senior Vice President of Marketing and Sales in August 1998. From 1996 to 1997, Mr. Mainzer was the Executive Vice President of Marketing and Planning at Carnival Airlines in Miami. From 1994 to 1996, Mr. Mainzer was Vice President of Marketing for Norwegian Cruise Line Ltd. From 1985 to 1994, Mr. Mainzer served in a variety of key marketing positions at United Airlines including heading the departments of yield management, market research and brand marketing.

  James S. Mandel, 49, has served as Senior Vice President of Commercial Development for Vail Resorts Development Company since April 1999. From 1994 to December 1998, Mr. Mandel was the Senior Vice President and General Counsel of the Company, and served as Secretary of the Company from 1995 to 1998. From January 1999 through March 1999, Mr. Mandel practiced law and was an advisor to and part-time employee of the Company. From 1978 until joining the Company, Mr. Mandel was a partner with Brownstein Hyatt Farber and Strickland, P.C., a Denver law firm, and specialized in real estate development and corporate finance.

  Martha D. Rehm, 48, became Senior Vice President, General Counsel and Secretary in May 1999. Prior to joining the Company, Ms. Rehm served since mid 1998 as Vice President and General Counsel of Corporate Express, Inc., a supplier of office products and computer supplies to corporations. Prior to 1998, she was a partner for many years with Holme Roberts & Owen, LLP, a Denver-based law firm, where her practice included general corporate law emphasizing corporate finance and securities transactions.

  John W. Rutter, 48, became Senior Vice President and Chief Operating Officer of Keystone Resort in May 1997. From 1991 to 1997, he was Executive Vice President of Ski Operations for Ralston Resorts, Inc. From 1980 to 1991, he was Vice President of Ski Operations for Keystone Resort and Arapahoe Basin. Mr. Rutter also serves on the Management Committee of Keystone/Intrawest LLC. Mr. Rutter is Chairman of the Board of Directors of the National Ski Areas Association and serves on its Public Lands Committee.

  Paul A. Testwuide, 59, became Senior Vice President of Resort Projects for Vail in May 1999. Prior to accepting this position, Mr. Testwuide was Senior Vice President and Chief Operating Officer for Vail and Beaver Creek in 1998 and, from 1992 to 1998, he was Vice President of Mountain Operations for Vail Associates. Mr. Testwuide was Managing Director of Vail Mountain Operations from 1989 to 1992, Director of Mountain Operations from 1976 to 1989 and served as the Director of Ski Patrol from 1971 to 1976. Mr. Testwuide has held various management positions in mountain operations since joining Vail Associates in 1963.

  James P. Thompson, 55, joined Vail Resorts Development Company as its President in 1993 in connection with Vail Associates' acquisition of the Arrowhead at Vail development. He joined Arrowhead at Vail in 1989, and served as its President. Prior to joining Arrowhead at Vail, Mr. Thompson served as Vice President of Moore and Company in Denver for 14 years leading their land acquisitions, syndications and development activities.

  Porter Wharton III, 49, joined the Company in January 1999 as Senior Vice President of Public Affairs. From 1985 to January 1999, Mr. Wharton was Chairman and Chief Executive Officer of The Wharton Group, a Denver-based national government relations and issues management consulting firm. He also has served as a consultant to the Company since 1995.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  Set forth in the following table is the beneficial ownership of Common Stock as of November 1, 1999 for all directors and the five executive officers listed on the Summary Compensation Table, and, as a group, such persons and all other current executive officers. No director or executive officer of the Company owns any Class A Common Stock of the Company.

                                                    Number of Shares
                                                    of Common Stock     Percent
Name                                               Beneficially Owned   of Class
----                                               ------------------   --------
Adam M. Aron......................................       192,275(1)         *
Frank Biondi......................................        32,300            *
Leon D. Black.....................................             0(2)         *
Craig M. Cogut....................................         9,720            *
Andrew P. Daly....................................       257,071(1)         *
Stephen C. Hilbert................................             0            *
Robert A. Katz....................................             0(2)         *
Thomas H. Lee.....................................             0(3)         *
William L. Mack...................................             0(2)         *
Joe R. Micheletto.................................         1,000(4)         *
Antony P. Ressler.................................        26,000(2)         *
Marc J. Rowan.....................................             0(2)         *
John J. Ryan III..................................             0            *
John F. Sorte.....................................        10,000            *
Bruce H. Spector..................................             0(2)         *
William P. Stiritz................................             0(4)         *
James S. Tisch....................................             0            *
James P. Donohue..................................        74,080(1)         *
James S. Mandel...................................       143,634(1)(5)      *
James P. Thompson.................................       176,504(1)         *
Directors and Executive Officers as a Group
 (28 Persons).....................................     1,113,971(1)       4.1%

--------
 * As of November 1, 1999, no director or executive officer owned more than one percent of the Common Stock outstanding (including exercisable options).
(1) Includes shares that may be acquired within 60 days of November 1, 1999 through the exercise of employee stock options as follows: 176,000, 248,154, 67,000, 143,634, 175,294 and 1,010,665 shares of Common Stock subject to options granted to Messrs. Aron, Daly, Donohue, Mandel, Thompson and the directors and executive officers as a group, respectively.
(2) This individual is associated with Apollo Advisors, the managing general partner of Apollo Fund, the general partner of Apollo Ski Partners. This individual disclaims beneficial ownership of all shares of Common Stock and Class A Common Stock of the Company held by Apollo Ski Partners.
(3) Excludes 19,440 shares of Common Stock owned by Mr. Lee's two children (each owning 9,720 shares) to which Mr. Lee disclaims beneficial ownership.
(4) Messrs. Micheletto and Stiritz disclaim beneficial ownership of all shares of Common Stock of the Company held by Ralcorp.
(5) Excludes 1,000 shares of Common Stock owned by Mr. Mandel's wife's individual retirement account as to which Mr. Mandel disclaims beneficial ownership.

                    INFORMATION AS TO CERTAIN SHAREHOLDERS

  Set forth below is certain information with respect to the only persons known to the Company to be the beneficial owners of more than five percent of the Company's voting securities as of November 1, 1999.

                            Common Stock          Class A Common             Percent of
                         Beneficially Owned  Stock Beneficially Owned      Class A Common
                         ------------------- ----------------------------    Stock and
Name of                             Percent                   Percent       Common Stock
Beneficially Owned         Shares   of Class    Shares       of Class    Beneficially Owned
------------------       ---------- -------- -------------- -------------------------------
Apollo Ski Partners,
 L.P. (1)(2)............        --     --         7,439,542        99.9%        21.5%
Capital Research and
 Management
 Company (3)............  1,519,600    5.6%             --          --           4.4%
Ralcorp Holdings, Inc.
 (4)....................  7,554,406   27.8%             --          --          21.8%
Ronald Baron (5)........ 11,906,200   43.9%             --          --          34.4%

--------
(1) Apollo Ski Partners was organized principally for the purpose of holding Common Stock and Class A Common Stock of the Company. The general partner of Apollo Ski Partners is Apollo Fund, a Delaware limited partnership and a private securities investment fund. The managing general partner of Apollo Fund is Apollo Advisors, a Delaware limited partnership, the general partner of which is Apollo Capital Management, Inc. ("Apollo Capital"), a Delaware corporation. Mr. Black, a director of the Company, is a director of Apollo Capital. All officers, directors and shareholders of Apollo Capital, including Messrs. Black, Katz, Mack, Ressler, Rowan and Spector (directors of the Company), disclaim any beneficial ownership of the Common Stock and Class A Common Stock of the Company owned by Apollo Ski Partners. The address for Apollo Ski Partners is 2 Manhattanville Road, Purchase, NY 10577.
(2) The Class A Common Stock is convertible into Common Stock (i) at the option of the holder, (ii) automatically, upon transfer to a non-affiliate of such holder and (iii) automatically, if less than 5,000,000 shares (as such number shall be adjusted by reason of any stock split, reclassification or other similar transaction) of Class A Common Stock are outstanding.
(3) As reported by Capital Research and Management Company on Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999. The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071.
(4) As reported by Ralcorp on Schedule 13D filed with the Securities and Exchange Commission on February 13, 1997. The address for Ralcorp is 800 Market Street, Suite 1600, St. Louis, MO 63101.
(5) As reported by Ronald Baron and related entities on Schedule 13D filed with the Securities and Exchange Commission on May 21, 1999. The address for Ronald Baron is 767 Fifth Avenue, 24th Floor, New York, NY 10153.

               BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

  The Board of Directors of the Company held a total of six meetings during the fiscal year ended July 31, 1999 ("Fiscal 1999"). The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

  The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company. The members of the Executive Committee for Fiscal 1999 were Messrs. Aron, Daly, Katz and Rowan. The Executive Committee had two meetings during Fiscal 1999.

  The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized to (i) make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants, (ii) review the plan, scope and results of the annual audit, the independent accountants' letter of comments and management's response thereto, and the scope of any non-audit services which may be performed by the independent accountants, (iii) manage the Company's policies and procedures with respect to internal accounting and financial controls, and (iv) review any changes in accounting policy. The members of the Audit Committee for Fiscal 1999 were Messrs. Hilbert, Sorte and Tisch. The Audit Committee held one meeting during Fiscal 1999.

  The Compensation Committee is authorized and directed to (i) review and approve the compensation and benefits of the executive officers, (ii) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, (iii) review and approve the Company's annual compensation plans, (iv) review management organization and development as it relates to compensation, and (v) administer any stock option plans which may be adopted and the granting of options under such plans. The members of the Compensation Committee for Fiscal 1999 were Messrs. Black, Lee and Rowan. The Compensation Committee had six meetings in Fiscal 1999.

  During Fiscal 1999 all of the directors of the Company attended 75% or more of the meetings of the Board of Directors and of committees of the Board of Directors on which they served either in person or telephonically, except for Messrs. Cogut, Lee, Stiritz and Tisch.

  The Company paid no fees to its directors in Fiscal 1999 and the Company currently does not intend to pay directors' fees, however, the Company does provide its directors with certain ski related privileges. The Company pays a management fee of $500,000 per year to Apollo Advisors. Messrs. Black, Katz, Mack, Ressler, Rowan and Spector are associated with Apollo Advisors and are directors of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that (A) all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for Fiscal 1999 except Messrs. Beck, Garnsey and Mandel each failed to make one required Form 3 filing on a timely basis and Messrs. Aron, Daly, Donohue, Jensen, Mainzer, Rutter, Testwuide and Thompson each failed to make one timely Form 4 filing to reflect one option grant made to each of them under a company wide program of option grants made in November 1998, all of which filings subsequently have been made for Fiscal 1999 for each person; and (B) for the previous fiscal year ended July 31, 1998, Eric Resnick, who formerly served as Treasurer of the Company and is currently the Vice President of Strategic Planning and Investor Relations, failed to make one required Form 5 filing on a timely basis.

                 CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

  During the fiscal year ended September 30, 1991, the Company loaned Mr. Daly $300,000, $150,000 of which bears interest at a rate of nine percent per annum and the remainder of which is non-interest bearing. The principal sum plus accrued interest is due no later than one year following the termination, for any reason, of Mr. Daly's employment with the Company. The proceeds of the loan were used to finance the purchase and improvement of real property and the loan is secured by a deed of trust on such property.

  The Company pays a fee of $500,000 per year to Apollo Advisors for management services and expenses related thereto. This fee has been incurred each year since 1993 and is paid partly in cash and partly in services rendered by the Company to Apollo Advisors and its affiliates. This arrangement was approved by the Board of Directors of the Company in March 1993.

  In 1995, Mr. Daly's spouse and Mr. Thompson and his spouse received financial terms more favorable than those available to the general public in connection with their purchase of homesites at Bachelor Gulch Village. Rather than payment of an earnest money deposit with the entire balance due in cash at closing, these contracts provide for no earnest money deposit with the entire purchase price (which was below fair market value) to be paid under promissory notes of $438,750 and $350,000 for Mr. Daly's spouse and Mr. and Mrs. Thompson, respectively. Mr. Daly's note is secured by a first deed of trust and amortized over 25 years at a rate of eight percent per annum interest, with a balloon payment due on the earlier of five years from the date of closing or one year from the date employment with the Company is terminated. In 1999, the agreement with respect to Mr. Thompson's note was amended to provide that the note, which continues to accrue at a rate of eight percent per annum, will be payable in full in the form of one lump sum payment. The lump sum payment is due on the earlier of (i) the date the property is sold, (ii) two years from the date Mr. Thompson's employment with the Company is terminated for any reason, or (iii) September 1, 2009. The amended agreement between the Company and Mr. Thompson also contemplates that the Company's loan will be subordinated to an anticipated construction loan and, ultimately, permanent financing on the home, on terms and conditions reasonably acceptable to the Company.

  In order to facilitate the Company's requirement that Mr. Jensen reside in the Town of Vail in connection with his appointment as the Chief Operating Officer of Vail Mountain, the Company entered into an agreement with Mr. Jensen in 1999 whereby the Company invested in the purchase of a primary residence for Mr. and Mrs. Jensen in Vail, Colorado. The Company contributed $1,000,000 toward the purchase price of the residence and thereby obtained an approximate 49% undivided ownership interest in such residence. The Company is entitled to receive its proportionate share of the resale price of the residence, less certain deductions, upon the resale of the residence or within approximately eighteen (18) months after Mr. Jensen's termination of employment from the Company, whichever occurs first.

  In September 1999, Mr. Rowan and Michael Gross (who is also one of the founding principals of Apollo Advisors) each contracted to purchase a cluster homesite at Bachelor Gulch Village for a price of $378,000, which the Company believes to be the approximate fair market value for each site, less a credit for certain infrastructure costs necessary for development of each homesite. Pursuant to the terms of the contracts, the closing on such homesites will occur on or before January 15, 2001.

  Ralcorp, Apollo Ski Partners, and the Company are parties to a Shareholder Agreement, dated January 3, 1997 and amended as of November 1, 1999 (the "Shareholder Agreement"), pursuant to which they have agreed to cause the Board of Directors of the Company to consist of no more than twenty directors, with Ralcorp having the ability to nominate two directors for so long as it owns at least ten percent of the Company's outstanding voting securities. Messrs. Micheletto and Stiritz presently are Ralcorp's two nominees for directors. Pursuant to the Shareholder Agreement, Apollo Ski Partners has agreed to vote in favor of the election of the two directors nominated by Ralcorp.

  The Shareholder Agreement subjects Ralcorp to a voting agreement with respect to actions taken by the Company's Board of Directors. Among other things, Ralcorp agrees to vote (i) "for" all the nominees recommended by the Board of Directors, (ii) with the Board of Directors on all shareholder proposals and (iii) in the same proportion as all other shareholders (i.e., "for," "against" and "abstain") on all other matters, except that Ralcorp (a) has retained the right to vote all of its shares in favor of the approval of the Vail Resorts, Inc. 1999 Long Term Incentive and Share Award Plan, which is to be voted on by all shareholders at this year's Annual Meeting and (b) has full discretion on extraordinary events such as mergers or consolidations, sales of assets, creation of new stock with voting rights and changes in the Company's Charter or bylaws. Apollo Ski Partners and Ralcorp have informed the Company that they intend to vote all of their shares in favor of the approval of the Vail Resorts, Inc. 1999 Long Term Incentive and Share Award Plan.

  Under the terms of the Shareholder Agreement, Ralcorp has agreed to certain restrictions on the resale of its Common Stock. Ralcorp has agreed not to transfer or sell its shares of Common Stock without the prior approval of a majority of the Board of Directors, other than (i) to affiliates or Ralcorp stockholders, (ii) pursuant to a demand or piggyback registration as allowed under the Shareholder Agreement, or (iii) a transfer eighteen months after February 7, 1997, provided the transferee will not own more than ten percent of the outstanding voting securities of the Company and agrees to be bound by the Shareholder Agreement. In addition, if Ralcorp transfers its shares under
(iii) above, it has agreed to provide the Company with a right of first refusal, affording the Company the right to purchase such shares under the same terms and conditions, and to provide Apollo Ski Partners a right of second refusal if the Company elects not to purchase such shares.

  The Shareholder Agreement will terminate (i) upon agreement of each of Apollo Ski Partners and Ralcorp; (ii) upon the dissolution of the Company or a sale of substantially all of its assets; or (iii) when either Apollo Ski Partners or Ralcorp owns less than ten percent of the Company's outstanding voting securities. Pursuant to the Shareholder Agreement, the Company has granted to each of Apollo Ski Partners and Ralcorp certain demand and piggyback registration rights with respect to the Common Stock owned by them.

  The Company and BAMCO, Inc. ("BAMCO"), an affiliate of Ronald Baron, the Company's largest shareholder, have entered into a Standstill and Registration Rights Agreement. Pursuant to such agreement, the Company has granted BAMCO certain registration rights in connection with unregistered shares of the Company held by BAMCO and BAMCO has agreed not to acquire additional shares of Common Stock of the Company other than as a result of (i) a stock split, stock dividend or similar recapitalization or (ii) the purchase of an additional 445,350 shares of Common Stock provided that the aggregate number of shares of Common Stock of the Company beneficially owned by BAMCO and its affiliates does not exceed 12,034,200 shares (as adjusted for any stock split, stock divided or recapitalization) at any time.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

                        SUMMARY COMPENSATION TABLE (a)

  The following table provides information concerning compensation paid by the Company to the Chief Executive Officer and the other four highest paid executive officers of the Company whose compensation was at least $100,000 for Fiscal 1999 (collectively, the "Named Executive Officers").

                               Annual Compensation            Long-Term Compensation
                           ---------------------------- ----------------------------------
                                                               Awards           Payouts
                                                        --------------------- ------------
                                              Other     Restricted Securities   Deferred
                                              Annual      Stock    Underlying Compensation  All Other
Name, Principal Position,  Salary   Bonus  Compensation Awards(s)   Options     Payments   Compensation
       and Period             $      ($)      ($)(b)       ($)        (#)        ($)(c)        ($)
-------------------------  ------- ------- ------------ ---------- ---------- ------------ ------------
Adam M. Aron, Chairman
 and Chief Executive
 Officer of the Company
1999....................   634,618     --      --            --      60,000         --       51,714(d)(e)
1998....................   529,181 120,000     --            --         --          --      122,610(d)(e)
1997....................   560,000 250,000     --            --     200,000         --       51,812(d)(e)
Andrew P. Daly,
 President and Director
 of the Company
1999....................   406,542     --      --            --      27,000         --       17,730(e)(f)
1998....................   339,231  77,000     --            --         --          --      307,762(e)(f)(g)
1997....................   350,000     --      --            --         --       28,471       5,774(e)
James P. Donohue, Senior
 Vice President and
 Chief Financial Officer
1999....................   333,242     --      --            --      21,000         --        4,017(e)
1998....................   282,308  50,000     --            --         --          --       98,185(e)(h)
1997....................   265,385     --      --        240,000     60,000         --          375(e)
James S. Mandel, Senior
 Vice President, Vail
 Resorts Development
 Company (i)
1999....................   343,872  51,250     --            --      21,000         --       32,098(e)(g)
1998....................   282,308  50,000     --            --         --          --      152,467(e)(g)
1997....................   300,000     --      --            --      20,000         --      140,282(e)(g)
James P. Thompson,
 President of Vail
 Resorts Development
 Company
1999....................   293,132 118,000     --            --      21,000         --        3,787(e)
1998....................   247,308 112,000     --            --         --          --      197,169(e)(g)
1997....................   268,654 108,000     --            --      20,000         --        1,095(e)

--------
(a) Compensation figures for fiscal 1997 are for the twelve-month period ended September 30, 1997. Compensation figures for fiscal 1998 are for the ten-months ended July 31, 1998, as the Company changed its fiscal year during that period, resulting in a shortened ten-month transition year. Compensation figures for fiscal 1999 are for the twelve-month period ended July 31, 1999.
(b) "Other Annual Compensation" includes perquisites and personal benefits, where such perquisites and personal benefits exceed the lesser of $50,000 or 10% of the Named Executive Officer's annual salary and bonus for the year, as well as certain other items of compensation. For 1999, none of the Named Executive Officers received perquisites and/or personal benefits in excess of the applicable threshold.
(c) Prior to October 8, 1992, the Company and certain of its subsidiaries offered deferred compensation plans to certain key management employees in lieu of any type of pension plans, stock options or other retirement plans. As of October 8, 1992, following payments made on or around October 8, 1992, the outstanding deferred compensation balance for Mr. Daly was $455,532. Mr. Daly's outstanding deferred compensation balance after October 8, 1992 was paid to him over a four-year period, with the final payment on October 1, 1996.
(d) Includes $45,455, $109,066 and $27,940 in relocation compensation received in 1997, 1998 and 1999, respectively. Mr. Aron lives in a house provided for the convenience of the Company as described in the section entitled "Employment Agreements."
(e) Includes excess life insurance premiums paid in 1997, 1998 and 1999, respectively, for each of the Named Executive Officers as follows: Mr. Aron--$6,357, $13,544 and $23,774; Mr. Daly--$5,774, $6,797 and $14,340;
    Mr. Donohue--$375, $2,396 and $4,017; Mr. Mandel--$992, $1,942 and $2,150;
    and Mr. Thompson--$1,095, $2,166 and $3,787.
(f) Includes $4,050 and $3,390 of interest income for 1998 and 1999, respectively, in connection with Mr. Daly's loan as described in the section entitled "Certain Relationships and Other Transactions."
(g) On September 25, 1996, the Company declared a right to receive up to $2.44 per share of Common Stock to all shareholders of record on October 11, 1996. At that time, the Company amended agreements with certain option holders such that those option holders were entitled to receive $2.44 per share, per option as of September 25, 1996 if certain conditions were met. Such payments include $296,915 to Mr. Daly in 1998, $139,290, $150,525 and $29,948 to Mr. Mandel in 1997, 1998 and 1999, respectively, and $195,003 to Mr. Thompson in 1998.
(h) Includes $95,789 in relocation compensation received in 1998.
(i) Represents compensation earned as Senior Vice President, General Counsel and Secretary, through December 1998, as an advisor and part-time employee of the Company, from January 1999 to March 1999, and as Senior Vice President, Vail Resorts Development Company, from April 1999 to July 31, 1999.

  The following table sets forth information concerning individual grants of stock options made under the 1993 and 1996 stock option plans in Fiscal 1999 to each of the Named Executive Officers.

                         Option Grants in Fiscal 1999

                                         Individual Grants
                    ------------------------------------------------------------
                                                                   Potential
                                                                Realizable Value
                                                                   at Assumed
                    Number of                                   Annual Rates of
                    Securities % of Total                         Stock Price
                    Underlying  Options    Exercise             Appreciation for
                     Options   Granted to     or                 Option Term(1)
                     Granted   Employees  Base Price Expiration ----------------
       Name            (#)      in 1999     ($/Sh)      Date      5%      10%
       ----         ---------- ---------- ---------- ---------- ------- --------
Adam M. Aron......    60,000      9.3%      25.00     11/17/08  $75,000 $150,000
Andrew P. Daly....    27,000      4.2%      25.00     11/17/08   33,750   67,500
James P. Donohue..    21,000      3.3%      25.00     11/17/08   26,250   52,500
James P. Thompson.    21,000      3.3%      25.00     11/17/08   26,250   52,500
James S. Mandel...    21,000      3.3%      25.00     11/17/08   26,250   52,500

--------
(1) The potential realizable value uses the hypothetical rates specified by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company's Common Stock price.

  The following table sets forth information concerning each exercise of stock options during Fiscal 1999 by each of the Named Executive Officers and the value of unexercised options at July 31, 1999.

                Aggregated Option Exercises During Fiscal 1999
                     and Option Values as of July 31, 1999

                                              Number of Securities   Value of
                                                   Underlying       Unexercised
                                                  Unexercised      In-the-Money
                           Shares                  Options(1)       Options(2)
                          Acquired    Value   -------------------- -------------
                         on Exercise Realized     Exercisable/     Exercisable/
          Name               (#)       ($)       Unexercisable     Unexercisable
          ----           ----------- -------- -------------------- -------------
Adam M. Aron............      --         --     156,000/364,000    $        0/0
Andrew P. Daly..........      --         --      212,487/80,333     1,900,712/0
James P. Donohue........      --         --       40,000/41,000             0/0
James P. Thompson.......      --         --      168,293/27,667     1,288,105/0
James S. Mandel.........   29,660    477,724     136,633/27,667     1,024,931/0

--------
(1) Options have a ten-year term and vest in one-year increments ranging from three to five years commencing on the first anniversary of the date of grant, except that, in certain cases, options granted to Mr. Aron can vest up to ten years from the date of grant. Vesting will, in certain cases, be accelerated upon the occurrence of a "change in control." See "Employment Agreements."
(2) The "Value of Unexercised In-the-Money Options at July 31, 1999" was calculated by determining the difference between the closing price on the New York Stock Exchange of the underlying Common Stock at July 31, 1999 of $18.3125 and the exercise price of the option. An option is "In-the-Money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.

                             EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with Adam M. Aron (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Aron serves as Chief Executive Officer of the Company. The initial term of his employment was for the period from July 29, 1996 through September 30, 1999, with automatic renewals thereafter such that the term of the Employment Agreement will always be two years, subject to notice of termination by either Mr. Aron or the Company. Mr. Aron's initial base salary was $560,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors, and a bonus was guaranteed at an annualized rate of $250,000 through the fiscal year ended 1997, which bonus became payable on October 1, 1997. On October 1, 1997, Mr. Aron became eligible to participate in the Company's bonus plan.

  Pursuant to the Employment Agreement, Mr. Aron was granted 37,500 restricted shares of Common Stock and options to purchase 260,000 shares of Common Stock, with both restricted shares and options vesting over five years. The Company provides Mr. Aron a life insurance policy of $5 million and $500,000 of annual disability income protection. Pursuant to the Employment Agreement, the Company purchased a home for Mr. Aron in the Vail Valley, with a purchase price of approximately $1.5 million, for his use while employed by the Company. Mr. Aron is subject to a 12-month non-compete clause upon termination. In the event of a change of control of the Company, all of Mr. Aron's rights with respect to the options and the restricted shares of Common Stock will vest immediately if (1) he remains employed with the Company for at least six months after the change of control occurs, or (2) following the change of control, his employment is terminated as a result of death or disability, or is terminated without cause. In addition, in the event of a change of control, Mr. Aron is entitled to receive certain benefits if the Company terminates his employment without cause or if Mr. Aron terminates his employment agreement for good reason. Such benefits include payment of Mr. Aron's then current base salary through the date his employment ends and for a twenty-four month period thereafter and a prorated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A "change in control" of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company's outstanding common stock or a majority of the combined voting power of all outstanding voting securities.

  Pursuant to an employment agreement with Andrew P. Daly, Mr. Daly serves as President of the Company. The initial term of his employment was for the period from October 1, 1996 through October 1, 1999, with a one-year automatic renewal thereafter, subject to notice of non-renewal by either Mr. Daly or the Company. Mr. Daly's initial base salary was $350,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors and the Chief Executive Officer of the Company and Mr. Daly participates in the Company's bonus plan. The Company provides Mr. Daly a life insurance policy of $3 million and $262,500 of annual disability income protection. In addition, pursuant to his employment agreement, Mr. Daly was granted 12,500 restricted shares of Common Stock and options to purchase 100,000 shares of Common Stock. Such restricted stock and options originally vested over five years; however, after the first year, the vesting schedule was changed such that the then unvested restricted shares and options would vest over the following three-year period. Mr. Daly is subject to a 12-month non-compete clause upon termination. In the event of a change of control of the Company, all of Mr. Daly's rights with respect to his options and restricted shares of Common Stock will vest immediately if (1) he remains employed with the Company for at least six months after the change of control occurs, or (2) following the change of control, his employment is terminated as a result of death or disability, or is terminated without cause. In addition, in the event of a change of control, Mr. Daly is entitled to receive certain benefits if the Company terminates his employment without cause, Mr. Daly terminates his employment for good reason, or the Company gives notice of non-renewal of his employment agreement. Such benefits include payment of Mr. Daly's then current base salary through the date his employment ends and for an eighteen month period thereafter and a prorated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A "change in control" of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company's outstanding common stock or a majority of the combined voting power of all outstanding voting securities.

  Pursuant to an employment agreement with James P. Donohue, Mr. Donohue serves as Senior Vice President and Chief Financial Officer of the Company. The initial term of his employment was for the period from October 1, 1996 through September 30, 1999, with automatic renewals for successive one year periods thereafter, subject to notice of termination by either Mr. Donohue or the Company. Mr. Donohue's initial base salary was $300,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors and the Chief Executive Officer, and Mr. Donohue participates in the Company's bonus plan. In addition, pursuant to such agreement, Mr. Donohue was granted 12,000 restricted shares of Common Stock and options to purchase 60,000 shares of Common Stock, which restricted stock and options vest over three years. Mr. Donohue is subject to a 12 month non-compete clause upon termination. In the event of a change of control of the Company, all of Mr. Donohue's rights with respect to his options and restricted shares of Common Stock will vest immediately if (1) he remains employed with the Company for at least six months after the change of control occurs, or (2) following the change of control, his employment is terminated as a result of death or disability, or is terminated without cause. In addition, in the event of a change of control, Mr. Donohue is entitled to receive certain benefits if the Company terminates his employment without cause, Mr. Donohue terminates his employment for good reason, or the Company gives notice of non-renewal of his employment agreement. Such benefits include payment of Mr. Donohue's then current base salary through the date his employment ends and for an eighteen month period thereafter and a prorated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A "change in control" of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company's outstanding common stock or a majority of the combined voting power of all outstanding voting securities.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

  The Compensation Committee of the Board of Directors (the "Committee") for the fiscal year ended July 31, 1999 was comprised entirely of non-employee directors, Messrs. Black, Lee and Rowan. The Committee is responsible for establishing and administering the Company's executive compensation programs.

Compensation Philosophy

  The Committee's compensation philosophy is designed to support the Company's primary objective of creating value for shareholders. The Committee believes that the following compensation strategies for the Company's executive officers, including the Chief Executive Officer (the "CEO"), achieve this objective:

    . Attract and retain talented executives--The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of similarly sized companies in the resort/leisure/hospitality industry. The base salary target is generally based on industry survey results. For higher levels of responsibility, the base salary component is intended to be a diminishing portion of the executive's potential total compensation.

    . Emphasize pay for performance--The Company's 1996 Long-Term Incentive and Share Award Plan ("LTIP") establishes a significant relationship between current Company performance and incentive compensation, on a sliding scale basis, with substantial rewards possible for exceptional results and no reward for poor results.

    . Encourage management stock ownership--The Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, the Company's stock option program strongly encourages stock ownership by executive officers.

  The Internal Revenue Code imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. The Company and the Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Company's tax deduction with respect to any affected compensation. The following are descriptions of the Company compensation programs for executive officers, including the CEO.

Base Salary

  The Company generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/hospitality industry. The base salary targets are generally established based upon industry survey results in light of the Company's strategic goals compared to other publicly owned, growth-oriented companies. The Company's current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance.

  The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions as appropriate. An executive officer's level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

Bonus Plan

  In 1999, all Named Executive Officers were eligible for an annual bonus under the Vail Resorts, Inc. annual cash bonus plan approved by the Board. For 1999, the performance measure selected by the Committee for cash bonuses was the meeting of certain cash flow targets. In the event the Company's cash flow for 1999, as determined on both an aggregate and a divisional basis, met or exceeded certain predetermined target levels, the appropriate divisional executive participating in the plan could receive an incentive award for 1999. Such awards are based upon salary level, the Committee's determination of the individual's position and level of responsibility and the Committee's assessment of the individual's impact upon the Company's financial success. The Committee has absolute discretion in reducing or eliminating the amount of an award for any individual included in the plan. No bonus compensation was received by the executive officers in 1999, except cash bonuses were received in 1999 by certain executive officers of Vail Resorts Development Company, the Company's real estate subsidiary, which met its divisional targets. All bonuses received by the Named Executive Officers are reflected in the Summary Compensation Table.

Stock Option and Share Award Program

  The Company's existing 1993 stock option plan and 1996 long-term incentive and share award plan are designed to align management interests with those of shareholders. In furtherance of this objective, the level of stock option grants and restricted share awards for executive officers is determined by the Committee each year, typically in consultation with the CEO except with respect to the CEO himself. Awards for all employees (including all executive officers) are determined by giving equal consideration to base salary, level of responsibility and industry long-term compensation information. In order to encourage increased Company performance in the future, the Company's stock options vest in one-year increments over periods ranging from three to five years, except that options granted to Mr. Aron can vest up to ten years from the date of grant and are subject to certain vesting acceleration conditions.

CEO Compensation

  Mr. Aron's compensation for 1999 consisted of base salary in addition to participation in the Company benefit program. Mr. Aron's base salary for 1999 was paid in accordance with his employment agreement. At the time the Company entered into Mr. Aron's agreement, the Committee gave consideration to chief executive officer compensation in other publicly owned, growth-oriented and similarly sized companies in comparable industries. Mr. Aron was granted 60,000 stock options in fiscal 1999 in recognition of his performance as Chief Executive Officer and to provide incentive throughout the term of the option to strive to operate the Company in a manner that directly affects both the short term and long term interests of the stockholders. Mr. Aron currently has 645,000 stock options of which 156,000 were fully vested as of July 31, 1999 and the remaining 489,000 vest up to ten years from the date of grant, subject to acceleration. All compensation received by Mr. Aron in 1999 is reflected in the Summary Compensation Table.

                                                  Compensation Committee

                                                  Leon D. Black
                                                  Thomas H. Lee
                                                  Marc J. Rowan

                               Performance Graph

  The following graph compares the performance of the Company's Common Stock to The Russell 2000 Stock Index, The S&P 500 Stock Index and the Company's Peer Group Index*.

                                 [LINE GRAPH]



Measurement Period                       Russell        S&P
(Fiscal Year Covered)     MTN             2000        500 INDEX    PEER GROUP*
---------------------  ----------      ----------     ---------    ----------

 2/3/97                $100.00          $100.00        $100.00       $100.00
 7/31/97               $109.94          $112.94        $121.10       $79.53
 1/30/98               $119.89          $117.19        $124.40       $93.44
 7/31/98               $121.88          $114.37        $142.22       $81.36
 1/30/99               $96.59           $115.61        $162.65       $75.12
 7/31/99               $83.24           $120.36        $168.89       $87.62


--------
* The Company's Peer Group Index performance is weighted according to market capitalization.

  The total return graph is presented for the period since the Company's initial public offering through the end of the Company's 1999 fiscal year. The total stockholder return assumes that $100 is invested at the beginning of the period in the Common Stock of the Company, The Russell 2000, The S&P 500 Stock Index and the Company's Peer Group. The Company's Peer Group is comprised of Circus Circus Enterprises, Inc., MGM Grand, Inc., Cedar Fair, L.P., Intrawest Corp., Premier Parks, Inc. and American Skiing Company. The Company has selected this Peer Group because these companies operate in the Resort/Leisure/Hospitality sector and have market capitalizations in the $500 million to $1.6 billion range. The Company included the Russell 2000 in the graph because the Company is included in such index and because there is no established industry index for the Company's business. Total shareholder return is weighted according to market capitalization so that companies with a larger market capitalization have a greater impact on the Peer Group index results. Historical stock performance during this period may not be indicative of future stock performance.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the above Compensation Committee Report on Executive Compensation and Performance Graph shall not be incorporated by reference into any such filings.

   PROPOSAL 2. APPROVAL OF THE ADOPTION OF THE VAIL RESORTS, INC. 1999 LONG
                      TERM INCENTIVE AND SHARE AWARD PLAN

  On September 14, 1999, the Board of Directors of the Company adopted the Vail Resorts, Inc. 1999 Long Term Incentive and Share Award Plan (the "Plan"), effective that date. The primary purpose of the Plan is to make available additional shares of Common Stock for awards under the Plan to attract and retain well-qualified individuals to serve in key positions with the Company and its subsidiaries by providing them with performance related incentives. The authorized number of shares under the existing plans under which stock-based awards have been made to employees and directors of the Company, the 1993 Stock Option Plan and the Vail Resorts, Inc. 1996 Long Term Incentive and Share Award Plan (together the "Prior Plans") is limited to 3,545,510 shares in the aggregate (2,045,510 under the 1993 plan and 1,500,000 under the 1996 plan). Currently, all or substantially all of the authorized shares under the Prior Plans have been issued or are subject to outstanding options or restricted stock awards. The Board of Directors believes that the continued availability and use of performance-based incentives and stock-based awards as an element of key employee compensation represents an important aspect in promoting the future growth and profitability of the Company and its subsidiaries. Consequently, in order to allow for additional awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Board adopted the Plan.

  The stockholders are now requested to approve the adoption of the Plan. The following summary of the Plan is qualified in its entirety by express reference to the Plan, which is attached as Appendix A to this Proxy Statement.

General

  The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors in order to achieve the Company's long-term growth and profitability objectives. The Plan will provide for the grant to eligible employees and directors of stock options, share appreciation rights ("SARs"), restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards (the "Awards"). An aggregate of 2,500,000 shares of Common Stock has been reserved for issuance under the Plan (of which during a calendar year: (i) the maximum number of shares with respect to which options and SARs may be granted to an eligible participant under the Plan will be 1,000,000 shares, and (ii) the performance shares, performance units, restricted shares and restricted units intended to qualify as performance-based compensation shall be not more than the equivalent of 200,000 shares), subject to anti-dilution adjustments in the event of certain changes in the Company's capital structure, as described below. Shares issued pursuant to the Plan will be either authorized but unissued shares or treasury shares.

 Eligibility and Administration

  Officers and other employees and consultants of the Company and its subsidiaries and affiliates and directors of the Company will be eligible to be granted Awards under the Plan. The Plan will be administered by the Compensation Committee (or sub-committee thereof) or such other Board committee (or the entire Board) as may be designated by the Board (the "Committee"). The Committee will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. All of our employees are currently eligible to participate in the Plan. The actual number of employees who will receive awards under the Plan cannot be determined because selection for participation in the Plan is in the sole discretion of the Committee.

  The Committee will be permitted to delegate to officers or other directors of the Company the authority to perform administrative functions for the Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law. If an Award is intended to be qualified as performance-based compensation under Section 162(m) of the Code, the Committee may not increase the amount of compensation payable if it would disqualify the Award under
Section 162(m) of the Code.

 Awards

  Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. The terms of ISOs will comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees. Awards may be granted alone, in tandem with or in exchange for any other Award.

  A SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee.

  Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible individuals granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of service during the applicable restriction period.

  A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of service during any applicable deferral or restriction period.

  Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of service during any applicable performance period. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from individual to individual and will be based upon such one or more performance criteria as the Committee may deem appropriate, including: appreciation in value of the Common Stock; total stockholder return; earnings per share; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; and net profit margin. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

  Dividend equivalents granted under the Plan will entitle the holder thereof to receive cash, shares of Common Stock or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

 Nontransferability

  Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

 Capital Structure Changes

  If the Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

 Amendment and Termination

  The Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required by Section 422 of the Code will not be effective until such approval has been attained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

 Effective Date and Term

  The Plan will become effective as of September 14, 1999. Unless earlier terminated, the Plan will expire on September 14, 2009, and no further awards may be granted thereunder after such date.

 Market Value

  The per share closing price of the Common Stock on November 1, 1999 was $22.00.

Federal Income Tax Consequences

  The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

 Stock Options

  In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

  Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

  Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

  If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

  If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

  Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

 Restricted Stock

  A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they "vest", i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid, for the stock. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nontransferable will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

  In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

 SARs and Other Awards

  With respect to SARs, restricted share units, performance shares, performance units dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

 Payment of Withholding Taxes

  The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the Plan.

 Deductibility Limit on Compensation in Excess of $1 Million

  Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Plan) by a public company to a "covered employee" (i.e., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options granted and other Awards made under the Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

New Plan Benefits

  Following adoption of the Plan by the Board of Directors, the Board of Directors approved grants of stock options under the Plan to the Named Executive Officers as follows:

                               Number of Exercise Price Number of Exercise Price
Name                            Options    Per Share     Options    Per Share
----                           --------- -------------- --------- --------------
Adam M. Aron.................    60,000     $19.0625      65,000     $21.1250
Andrew P. Daly...............    27,000      19.0625      23,000      21.1250
James P. Donohue.............    21,000      19.0625       4,000      21.1250
James S. Mandel..............    12,000      19.0625          --           --
James P. Thompson............    21,000      19.0625          --           --
Executive Officers as a group
 (13 persons, including those
 named above)................   214,500      19.0625     128,000      21.1250

  Options to purchase 71,500 shares, described in the foregoing table, at an exercise price of $19.0625 will become exercisable in September 2000, with options to purchase an additional 71,500 shares becoming exercisable in each of 2001 and 2002. Options to purchase 42,668 shares, described in the foregoing table, at an exercise price of $21.1250 will become exercisable in September 2000, with options to purchase an additional 42,666 shares becoming exercisable in each of 2001 and 2002.

  In addition to the stock options granted to the executive officers, as set forth above, the Board of Directors has granted options to purchase an aggregate of 397,500 shares of Common Stock to approximately 350 management employees under the Plan. Except as set forth above, no other awards have been granted under the Plan. The grants of all of the existing awards to the executive officers are subject to shareholder approval of the Plan. Benefits accruing pursuant to the above awards are not presently determinable.

Vote Required for Approval

  The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this matter is required for this proposal to be adopted. Apollo Ski Partners and Ralcorp, two of the Company's largest shareholders, owning over 43% of the shares entitled to vote in the aggregate, have informed the Company that they intend to vote all of their shares in favor of the approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE
PLAN.

           PROPOSAL 3. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, based on the recommendation of the Audit Committee, voted to retain Arthur Andersen LLP to serve as independent public accountants for the fiscal year ended July 31, 2000. Arthur Andersen expects to have a representative at the 1999 Annual Meeting of Shareholders who will have the opportunity to make a statement and who will be available to answer appropriate questions.

  It is understood that even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

Vote Required For Approval

  The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this matter is required for this proposal to be adopted.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                         FUTURE SHAREHOLDER PROPOSALS
                            FOR 2000 ANNUAL MEETING

  The deadline for shareholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company's proxy statement and proxy for the 2000 Annual Meeting of Shareholders is July 16, 2000. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act will be considered untimely is September 29, 2000. If notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by the Company after September 29, 2000, then the Company's proxy for the 2000 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2000 Annual Meeting.

                                 OTHER MATTERS

  At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

                                      By Order of the Board of Directors

                                      /s/ Martha D. Rehm

                                      Martha D. Rehm
                                      Senior Vice President, General Counsel
                                      and Secretary

November 10, 1999

                                                                     APPENDIX A

                              VAIL RESORTS, INC.
                 1999 LONG TERM INCENTIVE AND SHARE AWARD PLAN

   1. Purposes.

   The purposes of the 1999 Long Term Incentive and Share Award Plan are to advance the interests of Vail Resorts, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

   2. Definitions.

   For purposes of the Plan, the following terms shall be defined as set forth below:

    (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

    (b) "Award" means any Option, SAR, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

    (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

    (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by such Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

    (e) "Board" means the Board of Directors of the Company.

    (f) "Code"means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

    (g) "Committee" means the Compensation Committee of the Board or a subcommittee thereof, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan, or if the Board so designates, the entire Board.

    (h) "Company" means Vail Resorts, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

    (i) "Director" means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

    (j) "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

    (k) "Eligible Person" means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or
  (ii) a Director.

    (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

    (m) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

    (n) "ISO" means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

    (o) "NQSO" means any Option that is not an ISO.

    (p) "Option" means a right granted under Section 5(b), to purchase
  Shares.

    (q) "Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

    (r) "Participant" means an Eligible Person who has been granted an Award under the Plan.

    (s) "Performance Share" means a performance share granted under Section
  5(f).

    (t) "Performance Unit" means a performance unit granted under Section
  5(f).

    (u) "Plan" means this 1999 Long Term Incentive and Share Award Plan.

    (v) "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

    (w) "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

    (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

    (y) "SAR" or "Share Appreciation Right" means the right, granted under
  Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

    (z) "Shares" means common stock, $.01 par value per share, of the Company.

    (aa) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

   3. Administration.

   (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

    (i) to select Eligible Persons to whom Awards may be granted;

    (ii) to designate Affiliates;

    (iii) to determine the type or types of Awards to be granted to each Eligible Person;

    (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

    (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

    (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

    (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

    (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

    (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

    (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

    (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

  (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

  (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

  (d) Limitation on Committee's Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

   4. Shares Subject to the Plan.

  (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 2,500,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

  (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 200,000 Shares during a calendar year to any Eligible Person under this Plan.

  (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with
Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

  (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

  5. Specific Terms of Awards.

  (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to

Section 7(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

  (b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

    (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

    (ii) Option Term. The term of each Option shall be determined by the Committee.

    (iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

    (iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

  (c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

    (i) Right to Payment. An SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over
  (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

    (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR
  (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

  (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

    (i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

    (ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

    (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

    (iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

  (e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

    (i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

    (ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

  (f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

    (i) Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Shares, total shareholder return, earnings per share, operating income, net income, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, revenues, expenses, operating profit margin, operating cash flow, net profit margin. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

    (ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

    (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

    (iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

    (v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

  (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

  (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

  6. Certain Provisions Applicable to Awards.

  (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

  (b) Terms of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

  (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

  (d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

  7. General Provisions.

  (a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

  (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's, consultant's or director's employment or service at any time.

  (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations.

  (d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and, adversely affect the rights of such Participant under any Award theretofore granted to him or her.

  (e) No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

  (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

  (g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

  (h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

  (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

  (j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Colorado without giving effect to principles of conflict of laws.

  (k) Effective Date; Plan Termination. The Plan shall become effective as of September 14, 1999 (the "Effective Date"). The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

  (l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

P
R
O
X
Y

                              VAIL RESORTS, INC.
                   137 Benchmark Road, Avon, Colorado 81620

      Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders--December 14, 1999


The undersigned holder of CLASS A COMMON STOCK hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha D. Rehm, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of VAIL RESORTS, INC. to be held at the W New York Hotel, 541 Lexington Avenue, New York, New York 10022, on Tuesday, December 14, 1999 at 10:00 A.M. Eastern Standard Time and at any adjournments thereof, in all matters coming before said meeting.
                                                    (Change of Address/Comments)
Election of Class 1 Directors, Nominees:
Leon D. Black, Craig M. Cogut, Andrew P. Daly,
                                                      ------------------------
Robert A. Katz, William L. Mack, Antony P. Ressler,
                                                      ------------------------
Marc J. Rowan, John J. Ryan III, Bruce H. Spector
                                                      ------------------------

You are encouraged to specify your choices by marking in the appropriate boxes but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please complete, sign and return this proxy card
promptly.                                                     [SEE REVERSE SIDE]

                                                 [I plan to attend the meeting.]

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

1.  Election of Class 1 Directors
FOR ALL NOMINEES LISTED [ ]                  WITHHOLD AUTHORITY [ ]
  (except as marked to                         to vote for all
   the contrary below)                         nominees listed

(To withhold vote for any individual nominee write that name below.)

-------------------------------------------------------------------
2. Approval of the Vail Resorts, Inc. 1999
Long Term Incentive and Share Award Plan.
   FOR                     AGAINST                   ABSTAIN
   [ ]                       [ ]                       [ ]
3. Ratification of appointment of Arthur Andersen LLP as independent public accountants.
   FOR                     AGAINST                   ABSTAIN
   [ ]                       [ ]                       [ ]
4. In their discretion, upon other matters as they properly come before the meeting.
   FOR                     AGAINST                   ABSTAIN
   [ ]                       [ ]                       [ ]




                                         Please mark, sign and return promptly
                                         using the enclosed envelope. Executors,
                                         administrators, trustees, etc. should
                                         give full title as such. If the signer
                                         is a corporation, please sign full
                                         corporate name by duly authorized
                                         officer.

                                         ---------------------------------------

                                                                          , 1999
                                         ---------------------------------
                                         SIGNATURE(S)     DATED

P
R
O
X
Y

                              VAIL RESORTS, INC.
                   137 Benchmark Road, Avon, Colorado 81620

      Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders--December 14, 1999

The undersigned holder of COMMON STOCK hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha D. Rehm, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of VAIL RESORTS, INC. to be held at the W New York Hotel, 541 Lexington Avenue, New York, New York 10022, on Tuesday, December 14, 1999 at 10:00 A.M. Eastern Standard Time and at any adjournments thereof, in all matters coming before said meeting.

                                                    (Change of Address/Comments)
Election of Class 2 Directors, Nominees:
Adam M. Aron, Frank J. Biondi, Stephen C. Hilbert,
                                                        ----------------------
Thomas H. Lee, Joe R. Micheletto, John F. Sorte,
                                                        ----------------------
William P. Stiritz, James S. Tisch
                                                        ----------------------

You are encouraged to specify your choices by marking in the appropriate boxes but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please complete, sign and return this proxy card
promptly.                                                     [SEE REVERSE SIDE]

                                                 [I plan to attend the meeting].

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.
1. Election of Class 2 Directors
FOR ALL NOMINEES LISTED [ ]                   WITHHOLD AUTHORITY [ ]
  (except as marked to                           to vote for all
   the contrary below)                           nominees listed
(To withhold vote for any individual nominee write that name below.)

-------------------------------------------------------------------
2. Approval of the Vail Resorts, Inc. 1999
Long Term Incentive and Share Award Plan.
 FOR                     AGAINST                   ABSTAIN
 [ ]                       [ ]                       [ ]
3. Ratification of appointment of Arthur Andersen LLP as independent public accountants.
 FOR                     AGAINST                   ABSTAIN
 [ ]                       [ ]                       [ ]
4. In their discretion, upon other matters as they properly come before the meeting.
 FOR                     AGAINST                   ABSTAIN
 [ ]                       [ ]                       [ ]


                                           Please mark, sign and return promptly
                                           using the enclosed envelope.
                                           Executors, administrators, trustees,
                                           etc. should give full title as such.
                                           If the signer is a corporation,
                                           please sign full corporate name by
                                           duly authorized officer.

                                           -------------------------------------

                                           ------------------------------ , 1999
                                           SIGNATURE(S)          DATED